EX-99(d)(4)(d)


                              SUBADVISORY AGREEMENT
                              ---------------------

         THIS AGREEMENT is made and entered into as of the 1st day of May, 2007, by and among NATIONWIDE MUTUAL FUNDS (formerly, Gartmore Mutual Funds) (the "Trust"), a Delaware statutory trust, NATIONWIDE FUND ADVISORS (formerly, Gartmore Mutual Fund Capital Trust) (the "Adviser") a Delaware statutory trust registered under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and GARTMORE GLOBAL PARTNERS, a general partnership organized under the laws of Delaware (the "Subadviser"), and also registered under the Advisers Act.

                              W I T N E S S E T H:

         WHEREAS, the Trust is registered with the U.S. Securities and Exchange Commission (the "SEC") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

         WHEREAS, the Adviser has, pursuant to an Investment Advisory Agreement with the Trust dated as of the 1st day of May, 2007 (the "Advisory Agreement"), been retained to act as investment adviser for certain of the series of the Trust that are listed on Exhibit A to this Agreement (each, a "Fund");

         WHEREAS, the Adviser represents that it is willing and possesses legal authority to render such services subject to the terms and conditions set forth in this Agreement;

         WHEREAS, the Trust and the Adviser each represent that the Advisory Agreement permits the Adviser to delegate certain of its duties under the Advisory Agreement to other investment advisers, subject to the requirements of the 1940 Act; and

         WHEREAS, the Adviser desires to retain Subadviser to assist it in the provision of a continuous investment program for that portion of the Fund's assets that the Adviser will assign to the Subadviser, and Subadviser is willing to render such services subject to the terms and conditions set forth in this Agreement,

         NOW, THEREFORE, the parties do mutually agree and promise as follows with respect to each Fund:

         1. APPOINTMENT AS SUBADVISER. The Adviser hereby appoints the Subadviser to act as investment adviser for and to manage that portion or all of the assets of the Fund that the Adviser from time to time upon reasonable prior notice allocates to, and puts under the control of, the Subadviser (the "Subadviser Assets") subject to the supervision of the Adviser and the Board of Trustees of the Trust and subject to the terms of this Agreement; and the Subadviser hereby accepts such appointment. In such capacity, the Subadviser shall be responsible for the investment management of the Subadviser Assets. It is recognized that the Subadviser and certain of its affiliates now act, and that from time to time hereafter may act, as investment adviser to one or more other investment companies and to fiduciary or other managed accounts and that the Adviser and the Trust cannot object to such activities.

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         2. DUTIES OF SUBADVISER.

                  (a) INVESTMENTS. The Subadviser is hereby authorized and directed and hereby agrees, subject to the stated investment policies and restrictions of the Fund as set forth in the Fund's prospectus and statement of additional information as currently in effect and, as soon as practical after the Trust, the Fund or the Adviser notifies the Subadviser thereof, as supplemented or amended from time to time (collectively referred to hereinafter as the "Prospectus") and subject to the directions of the Adviser and the Trust's Board of Trustees, to monitor on a continuous basis the performance of the Subadviser Assets and to conduct a continuous program of investment, evaluation and, if appropriate, sale and reinvestment of the Subadviser Assets. The Adviser agrees to provide the Subadviser with such assistance as may be reasonably requested by the Subadviser in connection with the Subadviser's activities under this Agreement, including, without limitation, providing information concerning the Fund, its funds available, or to become available, for investment and generally as to the conditions of the Fund's or the Trust's affairs.

                  (b) COMPLIANCE WITH APPLICABLE LAWS AND GOVERNING DOCUMENTS. In the performance of its services under this Agreement, the Subadviser shall act in conformity with the Prospectus and the Trust's Agreement and Declaration of Trust and By-Laws as currently in effect and, as soon as practical after the Trust, the Fund or the Adviser notifies the Subadviser thereof, as supplemented, amended and/or restated from time to time (referred to hereinafter as the "Declaration of Trust" and "By-Laws," respectively) and with the instructions and directions received in writing from the Adviser or the Trustees of the Trust and will conform to, and comply with, the requirements of the 1940 Act, the Internal Revenue Code of 1986, as amended (the "Code"), and all other applicable federal and state laws and regulations. Without limiting the preceding sentence, the Adviser promptly shall notify the Subadviser as to any act or omission of the Subadviser hereunder that the Adviser reasonably deems to constitute or to be the basis of any noncompliance or nonconformance with any of the Trust's Declaration of Trust and By-Laws and the Prospectus, the instructions and directions received in writing from the Adviser or the Trustees of the Trust or the 1940 Act, the Code, and all other applicable federal and state laws and regulations. Notwithstanding the foregoing, the Adviser shall remain responsible for ensuring the Fund's and the Trust's overall compliance with the 1940 Act, the Code and all other applicable federal and state laws and regulations and the Subadviser is only obligated to comply with this subsection (b) with respect to the Subadviser Assets. The Adviser timely will provide the Subadviser with a copy of the minutes of the meetings of the Board of Trustees of the Trust to the extent they may affect a Fund or the services of the Subadviser, copies of any financial statements or reports made by a Fund to its shareholders, and any further materials or information which the Subadviser may reasonably request to enable it to perform its functions under this Agreement.

                  The Adviser shall perform quarterly and annual tax compliance tests to ensure that the Fund is in compliance with Subchapter M and Section 817(h) of the Code. In connection with such compliance tests, the Adviser shall inform the Subadviser at least ten (10) business days prior to a calendar quarter end if the Subadviser Assets are out of

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compliance with the diversification requirements under either Subchapter M or
Section 817(h). If the Adviser notifies the Subadviser that the Subadviser Assets are not in compliance with such requirements noted above, the Subadviser will take prompt action to bring the Subadviser Assets back into compliance within the time permitted under the Code thereunder.

                  The Adviser will provide the Subadviser with reasonable advance notice of any change in a Fund's investment objectives, policies and restrictions as stated in the Prospectus, and the Subadviser shall, in the performance of its duties and obligations under this Agreement, manage the Subadviser Assets consistent with such changes, provided that the Subadviser has received prompt notice of the effectiveness of such changes from the Trust or the Adviser. In addition to such notice, the Adviser shall provide to the Subadviser a copy of a modified Prospectus reflecting such changes. The Adviser acknowledges and will ensure that the Prospectus will at all times be in compliance with all disclosure requirements under all applicable federal and state laws and regulations relating to the Trust or the Fund, including, without limitation, the 1940 Act, and the rules and regulations thereunder, and that the Subadviser shall have no liability in connection therewith, except as to the accuracy of material information furnished in writing by the Subadviser to the Trust or to the Adviser specifically for inclusion in the Prospectus. The Subadviser hereby agrees to provide to the Adviser in a timely manner such information relating to the Subadviser and its relationship to, and actions for, the Trust as may be required to be contained in the Prospectus or in the Trust's Registration Statement on Form N-1A.

                  (c) VOTING OF PROXIES. The Adviser hereby delegates to the Subadviser the Adviser's discretionary authority to exercise voting rights with respect to the securities and other investments in the Subadviser Assets and authorizes the Subadviser to delegate further such discretionary authority to a designee identified in a notice given to the Trust and the Adviser. The Subadviser, including without limitation its designee, shall have the power to vote, either in person or by proxy, all securities in which the Subadviser Assets may be invested from time to time, and shall not be required to seek or take instructions from, the Adviser, the Fund or the Trust or take any action with respect thereto. If both the Subadviser and another entity managing assets of the Fund have invested the Fund's assets in the same security, the Subadviser and such other entity will each have the power to vote its pro rata share of the Fund's security.

                  The Subadviser will establish a written procedure for proxy voting in compliance with current applicable rules and regulations, including but not limited to Rule 30b1-4 under the 1940 Act. The Subadviser will provide the Adviser or its designee, a copy of such procedure and establish a process for the timely distribution of the Subadviser's voting record with respect to the Fund's securities and other information necessary for the Fund to complete information required by Form N-1A under the 1940 Act and the Securities Act of 1933, as amended (the "Securities Act"), Form N-PX under the 1940 Act, and Form N-CSR under the Sarbanes-Oxley Act of 2002, as amended, respectively.

                  (d) AGENT. Subject to any other written instructions of the Adviser or the Trust, the Subadviser is hereby appointed the Adviser's and the Trust's agent and

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attorney-in-fact for the limited purposes of executing account documentation, agreements, contracts and other documents as the Subadviser shall be requested by brokers, dealers, counterparties and other persons in connection with its management of the Subadviser Assets. The Subadviser agrees to provide the Adviser and the Trust with copies of any such agreements executed on behalf of the Adviser or the Trust.

                  (e) BROKERAGE. The Subadviser is authorized, subject to the supervision of the Adviser and the plenary authority of the Trust's Board of Trustees, to establish and maintain accounts on behalf of the Fund with, and place orders for the investment and reinvestment, including without limitation purchase and sale of the Subadviser Assets with or through, such persons, brokers (including, to the extent permitted by applicable law, any broker affiliated with the Subadviser) or dealers (collectively "Brokers") as Subadviser may elect and negotiate commissions to be paid on such transactions. The Subadviser, however, is not required to obtain the consent of the Adviser or the Trust's Board of Trustees prior to establishing any such brokerage account. The Subadviser shall place all orders for the purchase and sale of portfolio investments for a Fund's account with Brokers selected by the Subadviser. In the selection of such Brokers and the placing of such orders, the Subadviser shall seek to obtain for the Fund the most favorable price and execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services, as provided below. In using its reasonable efforts to obtain for a Fund the most favorable price and execution available, the Subadviser, bearing in mind the best interests of each Fund at all times, shall consider all factors it deems relevant, including price, the size of the transaction, the breadth and nature of the market for the security, the difficulty of the execution, the amount of the commission, if any, the timing of the transaction, market prices and trends, the reputation, experience and financial stability of the Broker involved, and the quality of service rendered by the Broker in other transactions. Notwithstanding the foregoing, neither the Trust, the Fund nor the Adviser shall instruct the Subadviser to place orders with any particular Broker(s) with respect to the Subadviser Assets. Subject to such policies as the Trustees may determine, or as may be mutually agreed to by the Adviser and the Subadviser, the Subadviser is authorized but not obligated to cause, and shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused, the Fund to pay a Broker that provides brokerage and research services (within the meaning of Section 28(e) of the Securities Exchange Act of 1934) to the Subadviser an amount of commission for effecting a Subadviser Assets investment transaction that is in excess of the amount of commission that another Broker would have charged for effecting that transaction if, but only if, the Subadviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such Broker viewed in terms of either that particular transaction or the overall responsibility of the Subadviser with respect to the accounts as to which it exercises investment discretion.

                  It is recognized that the services provided by such Brokers may be useful to the Subadviser in connection with the Subadviser's services to other clients. On occasions when the Subadviser deems the purchase or sale of a security to be in the best interests of the Fund with respect to the Subadviser Assets as well as other clients of the Subadviser, the Subadviser, to the extent permitted by applicable laws and regulations, may, but shall

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be under no obligation to, aggregate the securities to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of securities so sold or purchased, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser considers to be the most equitable and consistent with its fiduciary obligations to each Fund and to such other clients. It is recognized that in some cases, this procedure may adversely affect the price paid or received by the Fund or the size of the position obtainable for, or disposed of by, the Fund with respect to the Subadviser Assets.

                  (f) SECURITIES TRANSACTIONS. The Subadviser and any affiliated person of the Subadviser will not purchase securities or other instruments from or sell securities or other instruments to the Fund; provided, however, the Subadviser or any affiliated person of the Subadviser may purchase securities or other instruments from or sell securities or other instruments to the Fund if such transaction is permissible under applicable laws and regulations, including, without limitation, the 1940 Act and the Advisers Act and the rules and regulations promulgated thereunder.

                  The Subadviser, on its own behalf and with respect to its Access Persons (as defined in subsection (e) of Rule 17j-1 under the 1940 Act), agrees to observe and comply with Rule 17j-1 and its Code of Ethics (which shall comply in all material respects with Rule 17j-1), as the same may be amended from time to time. On at least an annual basis, the Subadviser will comply with the reporting requirements of Rule 17j-1, which may include either (i) certifying to the Adviser that the Subadviser and its Access Persons have complied with the Subadviser's Code of Ethics with respect to the Subadviser Assets or (ii) identifying any violations which have occurred with respect to the Subadviser Assets. The Subadviser will have also submitted its Code of Ethics for its initial approval by the Board of Trustees no later than the date of execution of this agreement and subsequently within six months of any material change thereto.

                  (g) BOOKS AND RECORDS. The Subadviser shall maintain separate detailed records as are required by applicable laws and regulations of all matters hereunder pertaining to the Subadviser Assets (the "Fund's Records"), including, without limitation, brokerage and other records of all securities transactions. The Subadviser acknowledges that the Fund's Records are property of the Trust; except to the extent that the Subadviser is required to maintain the Fund's Records under the Advisers Act or other applicable law and except that the Subadviser, at its own expense, is entitled to make and keep a copy of the Fund's Records for its internal files. The Fund's Records shall be available to the Adviser or the Trust at any time upon reasonable request during normal business hours and shall be available for telecopying promptly to the Adviser during any day that the Fund is open for business as set forth in the Prospectus.

                  (h) INFORMATION CONCERNING SUBADVISER ASSETS AND SUBADVISER. From time to time as the Adviser or the Trust reasonably may request in good faith, the Subadviser will furnish the requesting party reports on portfolio transactions and reports on the Subadviser Assets, all in such reasonable detail as the parties may reasonably agree in good faith. The Subadviser will also inform the Adviser in a timely manner of material changes in portfolio managers responsible for Subadviser Assets, any changes in the

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ownership or management of the Subadviser, or of material changes in the control of the Subadviser. Upon the Trust's or the Adviser's reasonable request, the Subadviser will make available its officers and employees to meet with the Trust's Board of Trustees to review the Subadviser Assets via telephone on a quarterly basis and on a less frequent basis as agreed upon by the parties in person.

                  Subject to the other provisions of this Agreement, the Subadviser will also provide such information or perform such additional acts with respect to the Subadviser Assets as are reasonably required for the Trust or the Adviser to comply with their respective obligations under applicable laws, including without limitation, the Code, the 1940 Act, the Advisers Act, and the Securities Act, and any rule or regulation thereunder.

                  (i) CUSTODY ARRANGEMENTS. The Trust or the Adviser shall notify the Subadviser of the identities of its custodian banks and the custody arrangements therewith with respect to the Subadviser Assets and shall give the Subadviser written notice of any changes in such custodian banks or custody arrangements. The Subadviser shall on each business day provide the Adviser and the Trust's custodian such information as the Adviser and the Trust's custodian may reasonably request in good faith relating to all transactions concerning the Subadviser Assets. The Trust shall instruct its custodian banks to (A) carry out all investment instructions as may be directed by the Subadviser with respect to the Subadviser Assets (which instructions may be orally given if confirmed in writing); and (B) provide the Subadviser with all operational information necessary for the Subadviser to trade the Subadviser Assets on behalf of the Fund. The Subadviser shall have no liability for the acts or omissions of the authorized custodian(s), unless such act or omission is required by and taken in reliance upon instructions given to the authorized custodian(s) by a representative of the Subadviser properly authorized (pursuant to written instruction by the Adviser) to give such instructions.

         3. INDEPENDENT CONTRACTOR. In the performance of its services hereunder, the Subadviser is and shall be an independent contractor and unless otherwise expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent the Fund, the Trust or the Adviser in any way or otherwise be deemed an agent of the Fund, the Trust or the Adviser.

         4. EXPENSES. During the term of this Agreement, Subadviser will pay all expenses incurred by it in connection with its activities under this Agreement. The Subadviser shall, at its sole expense, employ or associate itself with such persons as it believes to be particularly fitted to assist it in the execution of its duties under this Agreement. The Subadviser shall not be responsible for the Trust's, the Fund's or Adviser's expenses, which shall include, but not be limited to, the cost of securities, commodities and other investments (including brokerage commissions and other transaction charges, if any) purchased for a Fund and any losses incurred in connection therewith, expenses of holding or carrying Subadviser Assets, including, without limitation, expenses of dividends on stock borrowed to cover a short sale and interest, fees or other charges incurred in connection with leverage and related borrowings with respect to the Subadviser Assets, organizational and offering expenses (which include, but are not limited to, out-of-pocket expenses, but not overhead or employee costs of the Subadviser); expenses for legal, accounting and auditing services; taxes and governmental fees; dues and expenses incurred


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in connection with membership in investment company organizations; costs of printing and distributing shareholder reports, proxy materials, prospectuses, stock certificates and distribution of dividends; charges of the Fund's custodians and sub-custodians, administrators and sub-administrators, registrars, transfer agents, dividend disbursing agents and dividend reinvestment plan agents; payment for portfolio pricing services to a pricing agent, if any; registration and filing fees of the SEC; expenses of registering or qualifying securities of the Fund for sale in the various states; freight and other charges in connection with the shipment of the Fund's portfolio securities; fees and expenses of non-interested Trustees; salaries of shareholder relations personnel; costs of shareholders meetings; insurance; interest; brokerage costs; and litigation and other extraordinary or non-recurring expenses. The Trust or the Adviser, as the case may be, shall reimburse the Subadviser for any expenses of the Funds or the Adviser as may be reasonably incurred by such Subadviser on behalf of the Fund or the Adviser. The Subadviser shall keep and supply to the Trust and the Adviser reasonable records of all such expenses.

         5. COMPENSATION. For the services provided pursuant to this Agreement, the Subadviser is entitled to the fee listed for the Fund on Exhibit A hereto. Such fees will be computed daily and paid no later than the seventh (7th) business day following the end of each month, from the Adviser or the Trust, calculated at an annual rate based on the Subadviser Assets' average daily net assets.

         The method of determining the net asset value of the Subadviser Assets for purposes hereof shall be the same as the method of determining net asset value for purposes of establishing the offering and redemption price of the shares of the Trust as described in the Fund's Prospectus. If this Agreement shall be effective for only a portion of a month with respect to the Fund, the aforesaid fee shall be prorated for the portion of such month during which this Agreement is in effect for the Fund.

         6. REPRESENTATIONS AND WARRANTIES OF SUBADVISER. The Subadviser represents and warrants to the Adviser and the Trust as follows:

                  (a) The Subadviser is registered as an investment adviser under the Advisers Act;

                  (b) The Subadviser is registered as a Commodity Trading Advisor under the Commodity Exchange Act, as amended (the "CEA"), with the Commodity Futures Trading Commission (the "CFTC"), or is not required to file such registration;

                  (c) The Subadviser is a partnership duly organized and operating under the laws of the State of Delaware with the power to own and possess its assets and carry on its business as it is now being conducted and as proposed to be conducted hereunder;

                  (d) The execution, delivery and performance by the Subadviser of this Agreement are within the Subadviser's powers and have been duly authorized by all necessary actions of its directors or shareholders, and no action by, or in respect of, or filing with, any governmental body, agency or official is required on the part of the Subadviser for execution, delivery and performance by the Subadviser of this Agreement, and the execution, delivery and performance by the Subadviser of this Agreement do not


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contravene or constitute a violation of, or a material default under, (i) any provision of applicable law, rule or regulation, (ii) the Subadviser's governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Subadviser; and

                  (e) The Form ADV of the Subadviser provided to the Adviser and the Trust is a true and complete copy of the form, including that part or parts of the Form ADV filed with the SEC, that part or parts maintained in the records of the Adviser, and/or that part or parts provided or offered to clients, in each case as required under the Advisers Act and rules thereunder, and the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

         7. REPRESENTATIONS AND WARRANTIES OF ADVISER. The Adviser represents and warrants to the Subadviser as follows:

                  (a) The Adviser is registered as an investment adviser under the Advisers Act;

                  (b) The Adviser has filed a notice of exemption pursuant to Rule 4.14 under the CEA with the CFTC and the National Futures Association or is not required to file such exemption;

                  (c) The Adviser is a statutory trust duly organized and validly existing under the laws of the State of Delaware with the power to own and possess its assets and carry on its business as it is now being conducted and as proposed to be conducted hereunder;

                  (d) The execution, delivery and performance by the Adviser of this Agreement are within the Adviser's powers and have been duly authorized by all necessary action on the part of its directors, shareholders or managing unitholder, and no action by, or in respect of, or filing with, any governmental body, agency or official is required on the part of the Adviser for the execution, delivery and performance by the Adviser of this Agreement, and the execution, delivery and performance by the Adviser of this Agreement do not contravene or constitute a violation of, or a material default under, (i) any provision of applicable law, rule or regulation, (ii) the Adviser's governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Adviser;

                  (e) The Form ADV of the Adviser provided to the Subadviser and the Trust is a true and complete copy of the form, including that part or parts of the Form ADV filed with the SEC, that part or parts maintained in the records of the Adviser, and/or that part or parts provided or offered to clients, in each case as required under the Advisers Act and rules thereunder, and the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

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                  (f) The Adviser acknowledges that it received a copy of the
Subadviser's Form ADV prior to the execution of this Agreement; and

                  (g) The Adviser and the Trust have duly entered into the Advisory Agreement pursuant to which the Trust authorized the Adviser to delegate certain of its duties under the Advisory Agreement to other investment advisers, including without limitation, the appointment of a subadviser with respect to assets of each of the Trust's mutual fund series, including without limitation the Adviser's entering into and performing this Agreement.

         8. REPRESENTATIONS AND WARRANTIES OF THE TRUST. The Trust represents and warrants to the Adviser and the Subadviser as follows:

                  (a) The Trust is a statutory trust duly formed and validly existing under the laws of the State of Delaware with the power to own and possess its assets and carry on its business as it is now being conducted and as proposed to be conducted hereunder;

                  (b) The Trust is registered as an investment company under the 1940 Act and has elected to qualify and has qualified, together with the Fund, as a regulated investment company under the Code, and the Fund's shares are registered under the Securities Act;

                  (c) The execution, delivery and performance by the Trust of this Agreement are within the Trust's powers and have been duly authorized by all necessary action on the part of the Trust and its Board of Trustees, and no action by, or in respect of, or filing with, any governmental body, agency or official is required on the part of the Trust for the execution, delivery and performance by the Adviser of this Agreement, and the execution, delivery and performance by the Trust of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Trust's governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Trust; and

                  (d) The Trust acknowledges that it received a copy of the Subadviser's Form ADV prior to the execution of this Agreement.

         9. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; DUTY TO UPDATE INFORMATION. All representations and warranties made by the Subadviser, the Adviser and the Trust pursuant to the recitals above and Sections 6, 7 and 8, respectively, shall survive for the duration of this Agreement and the parties hereto shall promptly notify each other in writing upon becoming aware that any of the foregoing representations and warranties are no longer true or accurate in all material effects.

         10. LIABILITY AND INDEMNIFICATION.

                  (a) LIABILITY. The Subadviser shall exercise its best judgment in rendering its services in accordance with the terms of this Agreement, but otherwise, in the absence of willful misfeasance, bad faith or gross negligence on the part of the Subadviser or a reckless disregard of its duties hereunder, the Subadviser, each of its affiliates and all respective partners, officers, directors and employees ("Affiliates") and each person, if


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any, who within the meaning of the Securities Act controls the Subadviser
("Controlling Persons"), if any, shall not be subject to any expenses or liability to the Adviser, any other subadviser to a Fund, the Trust or a Fund or any of a Fund's shareholders, in connection with the matters to which this Agreement relates, including without limitation for any losses that may be sustained in the purchase, holding or sale of Subadviser Assets. The Adviser shall exercise its best judgment in rendering its obligations in accordance with the terms of this Agreement, but otherwise (except as set forth in Section 10(c) below), in the absence of willful misfeasance, bad faith or gross negligence on the part of the Adviser or a reckless disregard of its duties hereunder, the Adviser, any of its Affiliates and each of the Adviser's Controlling Persons, if any, shall not be subject to any liability to the Subadviser, for any act or omission in the case of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of Subadviser Assets. Notwithstanding the foregoing, nothing herein shall relieve the Adviser and the Subadviser from any of their obligations under applicable law, including, without limitation, the federal and state securities laws and the CEA.

                  (b) INDEMNIFICATION. The Subadviser shall indemnify the Adviser, the Trust and the Fund, and their respective Affiliates and Controlling Persons for any liability and expenses, including without limitation reasonable attorneys' fees and expenses, which the Adviser, the Trust and/or the Fund and their respective Affiliates and Controlling Persons may sustain as a result of the Subadviser's willful misfeasance, bad faith, gross negligence, reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the federal and state securities laws or the CEA. The Adviser shall indemnify the Subadviser, its Affiliates and its Controlling Persons, for any liability and expenses, including without limitation reasonable attorneys' fees and expenses, which may be sustained as a result of the Adviser's willful misfeasance, bad faith, gross negligence, reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the federal and state securities laws or the CEA.

                  The Trust shall indemnify the Subadviser, its Affiliates and its Controlling Persons, for any liability and expenses, including without limitation reasonable attorneys' fees and expenses, which may be sustained as a result of the Trust's willful misfeasance, bad faith, gross negligence, reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the federal and state securities laws or the CEA.

                  (c) The Subadviser shall not be liable to the Adviser for (i) any acts of the Adviser or any other subadviser to a Fund with respect to the portion of the assets of that Fund not managed by Subadviser, or (ii) acts of the Subadviser which result from acts of the Adviser, including, but not limited to, a failure of the Adviser to provide accurate and current information with respect to any records maintained by the Adviser or any other subadviser to a Fund, which records are not also maintained by or otherwise available to the Subadviser upon reasonable request. The Adviser agrees that Subadviser shall manage the Subadviser Assets as if they were a separate operating Fund as set forth in Section 2(b) of this Agreement. The Adviser shall indemnify the Subadviser, its Affiliates and Controlling Persons from any liability arising from the conduct of the Adviser and any other subadviser with respect to the portion of the Fund's assets not allocated to the Subadviser.

         11. DURATION AND TERMINATION.

                  (a) DURATION. Unless sooner terminated, this Agreement shall continue until May 1, 2008, with respect to any Fund covered by this Agreement initially and for any Fund subsequently added to this Agreement, an initial period of no more than two years that terminates on the second May 1st that occurs following the effective date of this Agreement with respect to such Fund, and thereafter shall continue automatically for successive annual periods with respect to each such Fund, provided such continuance is specifically approved at least annually by the Trust's Board of Trustees or vote of the lesser of (a) 67% of the shares of the Fund represented at a meeting if holders of more than 50% of the outstanding shares of the Fund are present in person or by proxy or (b) more than 50% of the outstanding shares of the Fund; provided that in either event its continuance also is approved by a majority of the Trust's Trustees who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

                  (b) TERMINATION. Notwithstanding whatever may be provided herein to the contrary, this Agreement may be terminated at any time with respect to the Fund, without payment of any penalty:

                           (i) By vote of a majority of the Trust's Board of
                  Trustees, or by "vote of a majority of the outstanding voting securities" of the Fund (as defined in the 1940 Act), or by the Adviser, in each case, upon not more than 60 days' written notice to the Subadviser;

                           (ii) By any party hereto immediately upon written
                  notice to the other parties in the event of a breach of any provision of this Agreement by either of the other parties; or

                           (iii) By the Subadviser upon not more than 60 days'
                  written notice to the Adviser and the Trust.

This Agreement shall not be assigned (as such term is defined in the 1940 Act) and shall terminate automatically in the event of its assignment or upon the termination of the Advisory Agreement.

         12. DUTIES OF THE ADVISER. The Adviser shall continue to have responsibility for all services to be provided to the Fund pursuant to the Advisory Agreement and shall oversee and review the Subadviser's performance of its duties under this Agreement. Nothing contained in this Agreement shall obligate the Adviser to provide any funding or other support for the purpose of directly or indirectly promoting investments in the Fund.

         13. REFERENCE TO ADVISER AND SUBADVISER.

                  (a) Neither the Adviser nor any Affiliate or agent of the Adviser shall make reference to or use the name of Subadviser or any of its Affiliates, or any of their clients, except references concerning the identity of and services provided by the Subadviser to a Fund, which references shall not differ in substance from those included in the Prospectus and this Agreement, in any advertising or promotional materials without the prior approval of Subadviser, which approval shall not be unreasonably withheld or delayed. The Adviser hereby agrees to make all reasonable efforts to cause the Fund and any Affiliate thereof to satisfy the foregoing obligation.

                  (b) Neither the Subadviser nor any Affiliate or agent of the Subadviser shall make reference to or use the name of the Adviser or any of its Affiliates, or any of their clients, except references concerning the identity of and services provided by the Adviser to a Fund or to the Subadviser, which references shall not differ in substance from those included in the Prospectus and this Agreement, in any advertising or promotional materials without the prior approval of Adviser, which approval shall not be unreasonably withheld or delayed. The Subadviser hereby agrees to make all reasonable efforts to cause any Affiliate of the Subadviser to satisfy the foregoing obligation.

         14. AMENDMENT. This Agreement may be amended by mutual consent of the parties, provided that the terms of any material amendment shall be approved by:
(a) the Trust's Board of Trustees or by a vote of a majority of the outstanding voting securities of the Funds (as required by the 1940 Act), and (b) the vote of a majority of those Trustees of the Trust who are not "interested persons" of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law.

         15. CONFIDENTIALITY. Subject to the duties of the Adviser, the Trust and the Subadviser to comply with applicable law, including any demand of any regulatory or taxing authority having jurisdiction, the parties hereto shall treat as confidential and shall not disclose any and all information pertaining to the Fund and the actions of the Subadviser, the Adviser and the Fund in respect thereof; except to the extent:

                  (a) AUTHORIZED. The Adviser or the Trust has authorized such disclosure;

                  (b) COURT OR REGULATORY AUTHORITY. Disclosure of such information is expressly required or requested by a court or other tribunal of competent jurisdiction or applicable federal or state regulatory authorities;

                  (c) PUBLICLY KNOWN WITHOUT BREACH. Such information becomes known to the general public without a breach of this Agreement or a similar confidential disclosure agreement regarding such information;

                  (d) ALREADY KNOWN. Such information already was known by the party prior to the date hereof;

                  (e) RECEIVED FROM THIRD PARTY. Such information was or is hereafter rightfully received by the party from a third party (expressly excluding the Fund's custodian, prime broker and administrator) without restriction on its disclosure and without breach of this Agreement or of a similar confidential disclosure agreement regarding them; or

                  (f) INDEPENDENTLY DEVELOPED. The party independently developed such information.

         16. NOTICE. Any notice that is required to be given by the parties to each other under the terms of this Agreement shall be in writing, delivered, or mailed postpaid to the other parties, or transmitted by facsimile with acknowledgment of receipt, to the parties at the following addresses or facsimile numbers, which may from time to time be changed by the parties by notice to the other party:

                  (a) If to the Subadviser:

                      Gartmore Global Partners
                      8 Fenchurch Place
                      London
                      United Kingdom
                      EC3M 4PB


                  (b) If to the Adviser:

                      Nationwide Fund Advisors
                      1200 River Road, Suite 1000
                      Conshohocken, PA 19428
                      Attention: Legal Department
                      Facsimile: (484) 530-1323

                  (c) If to the Trust:

                      Nationwide Mutual Funds
                      1200 River Road, Suite 1000
                      Conshohocken, PA 19428
                      Attention: Legal Department
                      Facsimile: (484) 530-1323

         17. JURISDICTION. This Agreement shall be governed by and construed in accordance with substantive laws of the State of Delaware without reference to choice of law principles thereof and in accordance with the 1940 Act. In the case of any conflict, the 1940 Act shall control.

         18. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, all of which shall together constitute one and the same instrument.

         19. CERTAIN DEFINITIONS. For the purposes of this Agreement and except as otherwise provided herein, "interested person," "affiliated person," and "assignment" shall have their respective meanings as set forth in the 1940 Act, subject, however, to such exemptions as may be granted by the SEC.

         20. CAPTIONS. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

         21. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision or applicable law, the remainder of the Agreement shall not be affected adversely and shall remain in full force and effect.

         22. ENTIRE AGREEMENT. This Agreement, together with all exhibits, attachments and appendices, contains the entire understanding and agreement of the parties with respect to the subject matter hereof.

         23. NATIONWIDE MUTUAL FUNDS AND ITS TRUSTEES. The terms "Nationwide Mutual Funds" and the "Trustees of Nationwide Mutual Funds" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under the Declaration of Trust made and dated as of September 30, 2004, as has been or may be amended and/or restated from time to time, and to which reference is hereby made.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.

                                               TRUST
                                               NATIONWIDE MUTUAL FUNDS

                                               By: /s/Gerald J. Holland
                                               Name:    Gerald Holland
                                               Title:   Chief Operating Officer


                                               ADVISER
                                               NATIONWIDE FUND ADVISORS

                                               By: /s/Gerald J. Holland
                                               Name:    Gerald Holland
                                               Title:   Chief Operating Officer


                                               SUBADVISER
                                               GARTMORE GLOBAL PARTNERS
                                               By: /s/Kevin Crossett
                                               Name:    Kevin Crossett
                                               Title:   Director

                                    EXHIBIT A
                              SUBADVISORY AGREEMENT
                         AMONG NATIONWIDE FUND ADVISORS,
                             NATIONWIDE MUTUAL FUNDS
                          AND GARTMORE GLOBAL PARTNERS

                             EFFECTIVE MAY 1, 2007*

FUNDS OF THE TRUST                                           ADVISORY FEES
------------------                                           -------------
Nationwide China Opportunities Fund1                0.625% on assets up to $500 million
                                                    0.600% on assets of $500 million but less than $2 billion
                                                    0.575% on assets of $2 billion and more

Nationwide Emerging Markets Fund1                   0.525% on assets up to $500 million
                                                    0.50% on assets of $500 million but less than $2 billion
                                                    0.475% on assets of $2 billion or more

Nationwide International Growth Fund1               0.45% on assets up to $500 million
                                                    0.425% on assets of $500 million but less than $2 billion
                                                    0.40% on assets of $2 billion or more

Nationwide Worldwide Leaders Fund1                  0.45% on assets up to $500 million
                                                    0.425% on assets of $500 million but less than $2 billion
                                                    0.40% on assets of $2 billion or more

Nationwide Global Utilities Fund1                   0.35% on assets up to $500 million
                                                    0.325% on assets of $500 million but less than $2 billion
                                                    0.30% on assets of $2 billion or more

* As most recently approved at the January 11, 2007 Board Meeting.


     1Performance Fees for the Funds.

         The base subadvisory fee for each of these Funds, as set forth above, is adjusted each quarter beginning one year after implementation of the Performance Fee, depending upon a Fund's investment performance for the 12 months preceding the end of that month relative to the investment performance of each respective Fund's benchmark as listed below. The base fee is either increased or decreased proportionately by the following amounts at each breakpoint, based upon whether a Fund has out-performed or under-performed its respective benchmark (using the performance of each such Fund's Class A Shares to measure), by more or less than a maximum of 500 basis points over the preceding rolling 12 month period as follows:

                           +/- 100 bps under/outperformance             2bps
                           +/- 200 bps under/outperformance             4bps
                           +/- 300 bps under/outperformance             6bps
                           +/- 400 bps under/outperformance             8bps
                           +/- 500 bps or more under/outperformance     10bps

         The investment performance of each Fund will be the sum of: (1) the change in each Fund's value during such period; (2) the value of the Fund's cash distributions (from net income and realized net gains) having an ex-dividend date during such calculation period; and (3) the value of any capital gains taxes paid or accrued during such calculation period for undistributed realized long-term capital gains from the Fund. For this purpose, the value of distributions per share of realized capital gains, of dividends per share paid from investment income and of capital gains taxes per share reinvested in the Fund will be the Fund's value in effect at the close of business on the record date for the payment of such distributions and the date on which provision is made for such taxes, after giving effect to such distribution, dividends and taxes.

BENCHMARK INDEX PERFORMANCE: The performance of each respective benchmark Index for a calculation period, expressed as a percentage of each Index, at the beginning of such period will be the sum of: (1) the change in the level of the Index during such period; and (2) the value, as calculated consistent with the Index, of cash distributions having an ex-dividend date during such period made by those companies whose securities comprise the Index. For this purpose, cash distributions on the securities that comprise the Index will be treated as if they were reinvested in the Index at least as frequently as the end of each calendar quarter following payment of the dividend.

A description of the specific methodology for calculating, accruing and paying the performance fees for the above-referenced Fund is set forth in Exhibit C to this Agreement.

BENCHMARK INDICES:
------------------

        1.      Nationwide China Opportunities Fund                      MSCI Zhong Hua Index

        2.      Nationwide Global Utilities Fund                         60% MSCI World Telecom Index/40% MSCI
                                                                         World Utilities Index

        3.      Nationwide International Growth Fund                     MSCI All Country World Free X U.S.
                                                                         Index
        4.      Nationwide Emerging Markets Fund                         MSCI Emerging Markets Index
        5.      Nationwide Worldwide Leaders Fund                        MSCI World Index


                                               TRUST
                                               NATIONWIDE MUTUAL FUNDS

                                               By: /s/Gerald J. Holland
                                               Name:    Gerald Holland
                                               Title:   Chief Operating Officer


                                               ADVISER
                                               NATIONWIDE FUND ADVISORS

                                               By: /s/Gerald J. Holland
                                               Name:    Gerald Holland
                                               Title:   Chief Operating Officer


                                               SUBADVISER
                                               GARTMORE GLOBAL PARTNERS
                                               By: /s/Kevin Crossett
                                               Name:    Kevin Crossett
                                               Title:   Director

                                    EXHIBIT B
                              SUBADVISORY AGREEMENT
                         AMONG NATIONWIDE MUTUAL FUNDS,
                          NATIONWIDE FUND ADVISORS AND
                            GARTMORE GLOBAL PARTNERS
                              EFFECTIVE MAY 1, 2007

In connection with securities transactions for a Fund, the Subadviser that is (or whose affiliated person is) entering into the transaction, and any other investment manager that is advising an affiliate of the Fund (or portion of the Fund) (collectively, the "Managers" for the purposes of this Exhibit) entering into the transaction are prohibited from consulting with each other concerning transactions for the Fund in securities or other assets and, if both Managers are responsible for providing investment advice to the Fund, the Manager's responsibility in providing advice is expressly limited to a discrete portion of the Fund's portfolio that it manages.

This prohibition does not apply to communications by the Adviser in connection with the Adviser's (i) overall supervisory responsibility for the general management and investment of the Fund's assets; (ii) determination of the allocation of assets among the Manager(s), if any; and (iii) investment discretion with respect to the investment of Fund assets not otherwise assigned to a Manager.

                                               TRUST
                                               NATIONWIDE MUTUAL FUNDS

                                               By: /s/Gerald J. Holland
                                               Name:    Gerald Holland
                                               Title:   Chief Operating Officer


                                               ADVISER
                                               NATIONWIDE FUND ADVISORS

                                               By: /s/Gerald J. Holland
                                               Name:    Gerald Holland
                                               Title:   Chief Operating Officer


                                               SUBADVISER
                                               GARTMORE GLOBAL PARTNERS
                                               By: /s/Kevin Crossett
                                               Name:    Kevin Crossett
                                               Title:   Director

                                    EXHIBIT C

                 PERFORMANCE BASED FEE CALCULATION PROCEDURES1

         I.       OVERVIEW

                  These procedures describe with specificity how Nationwide Fund Management, LLC, the Trust's administrator ("NFM") and BISYS Fund Services - Ohio, Inc., the Trust's sub-administrator ("BISYS") will calculate, accrue and pay performance fees for those series of the Nationwide Mutual Funds ("NMF") and Nationwide Variable Insurance Funds ("NVIT" and, collectively with NMF, the "Trusts") listed in footnote 1 below which have implemented a performance fee structure.

                  These procedures are intended to comply with Rule 205-2(c) under the Investment Advisers Act of 1940, as amended ("Rule 205-2(c)"). Accordingly, while the base fee component and performance fee component of each Fund's advisory fees will be
                  (1) estimated and accrued daily throughout each quarterly subperiod; and (2) these daily estimates will be "trued up" at the end of each month during each quarterly subperiod in order to reduce, as fully as practicable, over-or under-estimating and accruing of the base fee component and performance component of the advisory fees, the total fee (sum of the base and performance components of the fee) will be computed and paid at the end of each quarterly subperiod as follows:

                           (a) The performance related component of the fee will be computed by comparing the performance of each Fund over the twelve month period to the performance of the Fund's benchmark over the same period to determine the percentage rate of the performance adjustment. That performance percentage rate will then be multiplied by the Fund's average net assets over that twelve month rolling performance period to determine the actual amount of performance bonus (or penalty) earned by the adviser and the total fee (base component plus performance component) will be paid at the end of each quarterly subperiod of the rolling period; and

----------
1 For the following Nationwide Mutual Funds: Nationwide Global Natural Resources Fund, Nationwide Global Technology and Communications Fund, Nationwide Global Health Sciences Fund, Nationwide Leaders Fund, Nationwide China Opportunities Fund, Nationwide Emerging Markets Fund, Nationwide International Growth Fund; Nationwide Worldwide Leaders Fund; Nationwide Global Financial Services Fund and Nationwide Global Utilities Fund; and, for the following Nationwide Variable Trust Funds: Nationwide NVIT Global Technology and Communications Fund; Nationwide NVIT Global Health Sciences Fund; NVIT Nationwide Leaders Fund; Gartmore NVIT Emerging Markets Fund; Gartmore NVIT Developing Markets Fund; Gartmore NVIT International Growth Fund; Gartmore NVIT Worldwide Leaders Fund; Nationwide NVIT Global Financial Services Fund; and Gartmore NVIT Global Utilities Fund.

                           (b) The fulcrum fee component will be computed by taking the base advisory fee rate and multiplying it by the Fund's average net assets over most recently completed calendar quarter.

     Using this criteria, the Administrator and Sub-administrator will employ the following procedures each day in order to effectuate above-referenced performance fee structure in compliance with Rule 205-2(c).

         II. COMPUTATION OF PERFORMANCE COMPONENT OF THE PERFORMANCE-BASED FEE [RULE 205-2(C)(1)]

                  A.       CALCULATION OF EACH FUND'S AVERAGE NET ASSETS:

                           Each business day BISYS will estimate the rolling twelve month average net assets for each Fund which has implemented a performance-based fee structure using the most recent rolling twelve month period. BISYS will compute this estimate by taking the sum of the Fund's average daily net assets for the previous twelve month rolling performance period as of that date. Thus, on July 15, 2005, the "previous twelve month rolling performance period" was July 15, 2004 through July 14, 2005, inclusive. On July 16, 2005, the "previous twelve month rolling performance period" was July 16, 2004 through July 15, 2005 inclusive. This will result in computation of a new estimated twelve month rolling average net asset value for each successive business day for each Fund.

                  B. CALCULATION OF THE PERFORMANCE OF EACH FUND'S BENCHMARK INDEX:


                           BISYS will retrieve the benchmark return for each Fund at the beginning of each business day, as of the closing of the prior business day. Additionally, in order to do an intra-quarter "true up" estimate at the end of each month in that quarter, BISYS will also retrieve the rolling twelve month return for each Fund's benchmark at each month end.

                           As a practical matter, BISYS accrues its performance component estimate daily over the current quarter and will "true up" its estimated accrual at the end of each month during that quarter. However, BISYS will only calculate and pay the actual total fee (including the twelve month rolling performance fee component and base fee component) at the end of each quarterly subperiod.

                  C. DETERMINATION OF EACH FUND'S TWELVE MONTH ROLLING PERFORMANCE PERIOD:

                           Each business day, BISYS will estimate each Fund's total return (using Class A shares for GMF; Class III shares for GVIT) for the previous twelve month rolling performance period. The Board of the Trust has considered and approved Gartmore's use of such Class A/III shares' return and each Fund has disclosed in its registration statement the use of the return of Class A/III shares for this purpose. Thus, the twelve month rolling performance period return on July 15, 2005 was based on the Fund's performance from July 15, 2004 through July 14, 2005. Each day the Fund's twelve month rolling performance period return will be re-estimated. For example, on July 16, 2005, the twelve month rolling performance period return was based on the Fund's performance from July 16, 2004 through July 15, 2005.

                           At the end of the quarter (subperiod), i.e., July 1, 2005 to September 30, 2005, the twelve month average net assets will be computed by taking the sum of the assets over the last twelve month rolling period ending September 30, 2005. The twelve month average net assets as of this period will be multiplied by the performance fee rate and divided by the number of days in the quarter (subperiod).

                  D. COMPUTATION OF ROLLING TWELVE MONTH PERFORMANCE FEE RATE AND PERFORMANCE COMPONENT OF THE FEE:

                           Each business day, BISYS will calculate the difference between the rolling twelve month performance estimate of the Fund and the rolling twelve month performance estimate of the Fund's benchmark to determine whether the Fund would be entitled to a performance fee adjustment.

                           The estimated adjustment rate will be accrued (either positive, negative or no adjustment) for each day using the estimated performance adjustment rate for that Fund as set forth in each Fund's respective investment advisory agreement(s) and prospectus. This rate will be applied to the Fund's then-current rolling twelve month average net assets to estimate the daily performance fee adjustment accrual for the Fund on that day. For example: If the rate adjustment is 10 basis points and the twelve month average net assets are $10,000,000, BISYS will accrue (.10 x 1/365 x $10,000,000) or $27.40 a day as the performance component of the fee.

         III.     COMPUTATION OF BASE FEE RATE [RULE 205-2(C)(2)]:

                  On each day within a quarterly subperiod, BISYS will accrue the estimated base advisory fee for each Fund using each Fund's respective advisory fee rate. The appropriate base fee rate will be multiplied by the previous day's net asset value to determine the amount of estimated fees to accrue for that day. On each successive day, the pervious day's net assets will be used to accrue the daily estimated base advisory fee. For example: If the base fee rate is 80 basis points and the previous days ending net assets are $20,000,000, BISYS will accrue (.80 x 1/365 x $20,000,000) or $438.36 in estimated base advisory fees for that day. At the end of each quarter, BISYS will compute the actual base advisory fee by multiplying the Fund's base advisory fee rate by the Fund's average net assets over that most recently completed quarterly subperiod.

         IV. CALCULATION OF TOTAL ADVISORY FEE BY COMBINING THE BASE FEE AND PERFORMANCE FEE COMPONENTS:

                  The estimated performance adjustment amount as determined above in the Section II. will be added to or subtracted from the amount of base fee as determined above in Section III. to determine the total advisory fee that must be accrued for that day. Based on the examples in Sections II. and III., above, BISYS would have accrued $465.76 for the sample day, which represents the total of the estimated performance fee for the day plus the estimated base advisory fee for the day.

         V.       MONTH END "TRUE UP" OF QUARTERLY FEE:

                  As soon as practicable after the end of each month (as soon as the actual benchmark return for each Fund is available) BISYS will recompute the accrual for that month using the actual month-end benchmark returns to determine whether the performance fee adjustment has been over- or under-accrued for that month.

         VI.      ADJUSTMENTS TO ESTIMATED CALCULATIONS ABOVE:

                  If, for example, during any month ("interim period") of a quarterly subperiod, the estimated calculations need to be adjusted, BISYS will adjust the Fund's accrual on the day that re-adjustment is computed. For example: If, on the last day before the end of a month during the quarterly subperiod, it is determined that no performance fee adjustment will likely be earned, the estimates accrued to that point will be reversed in their entirety on that day. Conversely, if at an interim period, the estimated calculations above did not result in the appropriate amount of performance fee adjustment (based on each daily comparison of the rolling twelve month return of the Fund to the rolling twelve month return of its benchmark) BISYS will compute a revised fee performance fee estimate and accrual on that day. For example: if during the interim period the estimated calculations of the Fund's return have not resulted in accrual of an estimated fee adjustment, but when compared to the rolling twelve month benchmark return, a performance fee adjustment would now likely result, BISYS will immediately accrue for this updated estimated adjustment on that day. Thus, if the Fund's return fluctuates during the period such that on some days (based on the estimates) the adviser would be entitled to performance fee adjustment at the end of the current quarter, then this amount (the amount to be accrued to date in the quarter) will be adjusted on that day. Conversely, if and when it appears (based on the estimates) that the adviser will not be entitled to any performance fee adjustment at the end of the current quarter, the amount accrued to date will be reversed in its entirety.

         VII.     "TRUE-UP":

                           1. If it is determined that, based on the estimated Fund benchmark returns, the adviser would be due a performance fee on any given day (based on the comparison of the daily, rolling twelve month benchmark return to that of the Fund), the performance fee adjustment (based on the rolling twelve months' average daily net assets) will be accrued in its entirety (measured from the beginning of the current quarter until the current day).


                           2. Conversely, if it is determined based on the estimated returns of the Fund and its benchmark, that the Fund will not earn a performance fee (has underperformed the Fund's benchmark) on any given day, the performance fee adjustment (based on the rolling twelve months average daily net assets) would either:

                                    i. be reversed in its entirety (assuming the Fund had accrued for a performance fee during the period);

                                    ii. not accrue any performance fee if none was earned during the period;

                                    iii. accrue for a negative performance fee if it is determined that the Fund has underperformed the benchmark to date in the current quarter.

                           3. BISYS will make a one day, true-up entry as soon as practical after each month end in each quarterly subperiod (upon receipt of the month-end benchmark return information).


                           4. The base fee will be estimated and accrued daily based upon the prior night's closing net assets. At the end of the current quarterly subperiod, the sum of the daily net assets will equal the quarterly average net assets for computation of the base fee. The total fee (base fee plus performance payment or penalty amount) will be paid out as soon as practicable after the quarter end.